Exhibit 5.1
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                       [Hunton & Williams LLP letterhead]

                                February 20, 2004

Board of Trustees
Hersha Hospitality Trust
148 Sheraton Drive, Box A
New Cumberland, Pennsylvania  17070

           HERSHA HOSPITALITY TRUST REGISTRATION STATEMENT ON FORM S-3
                     RELATING TO $200,000,000 OF UNALLOCATED
               COMMON SHARES, PREFERRED SHARES AND DEBT SECURITIES

Ladies  and  Gentlemen:

We have acted as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof under the Securities Act of 1933, as amended, with respect to the offer and sale from time to time of securities with an aggregate public offering price of up to $200,000,000. The securities offered and sold by the Company pursuant to the Registration Statement may be all or any combination of (1) common shares of beneficial interest, par value $0.01 per share, of the Company (the "Common Shares"), (2) preferred shares of beneficial interest, par value $0.01 per share, in any class or series, of the Company (the "Preferred Shares"), and (3) debt securities of the Company (the "Debt Securities"). The Common Shares, Preferred Shares and Debt Securities are collectively referred to herein as the "Securities."

The Debt Securities will be offered and sold pursuant to indentures (each an "Indenture") between or among the Company and one or more trustees and other parties thereto. Any trustee under an Indenture is referred to herein as a "Trustee." The Common Shares and/or Preferred Shares may be offered in any class or series and to the extent required will be offered and sold pursuant to Articles Supplementary or amendments to the Company's Declaration of Trust, as amended, restated or supplemented, to be filed with the Maryland State Department of Assessments and Taxation ("SDAT").

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. We have further assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (a) the Board of Trustees of the Company (or the committee of the Board or the officer authorized to act on behalf of the


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Company) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities, the Common Shares, or the Preferred Shares, (b) the resolutions adopted by the Board relating to the issuance of Securities prior to the date hereof have not have been amended, modified or rescinded in any way that is relevant to the matters addressed in this opinion, (c) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (d) there has not occurred any change in law adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

We have also assumed that the terms of any Debt Securities, Common Shares or Preferred Shares to be established subsequent to the date hereof, the offering, sale and delivery of any such Securities, and compliance by the Company with the rights, powers, privileges and preferences and other terms, if any, of such Debt Securities, Common Shares or Preferred Shares will not at the time of such offering, sale and delivery violate or conflict with (a) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company, (b) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (c) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of Common Shares or Preferred Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the offering and sale (a) in the case of Debt Securities, an indenture will have been executed and delivered by the Company, the Trustee and the other parties thereto that complies with the Trust Indenture Act of 1939, as amended, and any other applicable laws, and (b) in the case of Preferred Shares, Articles Supplementary will have been filed with, and accepted for record by, SDAT. Notwithstanding anything herein to the contrary, we have also assumed that in no event will the combined aggregate purchase prices for the Securities to be offered pursuant to the Registration Statement exceed the registered amount of $200,000,000

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2. When (a) the final terms of the Debt Securities and applicable Indenture have been duly established in accordance with the Declaration of Trust and applicable law, (b) the Board of Trustees or a duly authorized committee thereof has adopted a resolution, in form and content as required by applicable law, establishing the final terms of the Debt Securities and applicable Indenture and duly authorizing the issuance and delivery of the Debt Securities and (c) such Debt Securities have been duly executed and delivered by the Company against payment therefore and countersigned by the applicable Trustee in accordance with the applicable Indenture and delivered to and paid for by the purchasers of the Debt Securities in the manner contemplated by


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the Registration Statement, the applicable prospectus supplement and such resolution, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity.

3. When (a) the terms of any class or series of the Common Shares or Preferred Shares, as applicable, have been authorized by appropriate action of the Company, and (b) the Common Shares or Preferred Shares, as applicable, have been issued and sold upon the terms and conditions set forth in the Registration Statement, the prospectus and the applicable prospectus supplement, then such Common Shares or Preferred Shares, as applicable, will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the Maryland REIT Law, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any law other than the Maryland REIT Law, we do not express any opinion on such matter.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.

                                     Very truly yours,


                                     /s/ Hunton & Williams LLP



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